UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2006

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2006, the Compensation Committee of the Board of Directors of Prudential Financial, Inc. (“PFI”) approved the following performance criteria to be used in performance share awards to be granted later in 2006 under PFI’s Omnibus Incentive Plan:

•	The number of shares earned will vary from a minimum of 50% to a maximum of 150% of the target number of shares, based on return on equity (“ROE”) and earnings per share (“EPS”) achievement over the performance period. Consistent with the outstanding performance share awards, both the ROE and EPS targets for 2006 awards will be based on after-tax adjusted operating income for the Financial Services Businesses, adjusted for significant one-time benefits or charges that do not accurately reflect the operating performance of the Company’s businesses in the judgment of the Compensation Committee. Average equity as used in the ROE calculation excludes unrealized gains and losses on investments.

•	Awards will be earned based on average ROE performance over the 2006-2008 performance period and EPS growth relative to PFI’s 2005 EPS over the 2006-2008 performance period.

•	ROE achievement will be defined as the average ROE for 2006, 2007, and 2008. ROE achievement will be evaluated as follows:

ROE Achievement	Payout as % of Target Number of Shares
11.00% or less	50%
11.75%	75%
12.50%	100% (target)
13.00%	125%
13.50% or more	150%

•	EPS achievement will be evaluated as follows:

EPS Growth (CAGR 2006-2008)	Payout as % of Target Number of Shares
10% or less	50%
11%	75%
12%	100% (target)
13%	125%
14% or more	150%

•	The earned payout as a percentage of the target number of shares will be the average of the ROE and EPS payout percentages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2006

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name: Brian J. Morris
Title: Assistant Secretary